UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2022

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270

Lincolnshire, IL 60069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (847) 808-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) is being filed to amend the Current Report on Form 8-K of Camping World Holdings, Inc. (the “Company”) filed on November 21, 2022 (the “Original 8-K”). The Amendment updates certain disclosures in the Original 8-K based on information that became available after the date of the Original 8-K. The disclosure contained in Item 5.02 of the Original 8-K is hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 17, 2022, Tamara Ward, Chief Operating Officer of the Company, notified the Company that she would retire from such role, effective as of the close of business on December 31, 2022 (the “Transition Date”) upon the expiration of her existing employment agreement. Also on November 17, 2022, the Company’s Board of Directors (the “Board”) appointed Matthew Wagner as Chief Operating Officer of the Company, effective January 1, 2023 (the “Effective Date”), and the Board designated Mr. Wagner as the Company’s principal operating officer, effective on the Effective Date and succeeding Ms. Ward in such role.

In connection with Ms. Ward’s resignation, on January 12, 2023, the Company and Ms. Ward entered into a transition agreement effective as of January 1, 2023 (the “Transition Agreement”). Pursuant to the Transition Agreement, Ms. Ward will remain employed by the Company as a Senior Advisor during the period that began on January 1, 2023 through November 15, 2024 (the “Transition Period”). Under the terms of the Transition Agreement, Ms. Ward will be entitled to annual compensation in the amount of $350,000 for year one of the Transition Agreement and $150,000 for year two of the Transition Agreement. Ms. Ward’s outstanding equity awards will remain in place and continue to vest in accordance with their terms for as long as the Transition Agreement remains in effect and any unvested restricted stock unit awards outstanding on November 15, 2024 (provided the agreement was not terminated by the Company for “cause” (as defined in the Transition Agreement) or by Ms. Ward for any reason and subject to the acceleration provision described below) shall vest as of such date. Ms. Ward shall remain eligible for additional equity awards as determined and approved by the Board’s Compensation Committee during the term of the Transition Agreement.

In the event that Ms. Ward’s employment is terminated without “cause” then, subject to her execution and non-revocation of a release of claims, she will be entitled to receive the remaining balance of any amounts payable under the Transition Agreement had Ms. Ward remained employed thereunder through the full term of the Transition Agreement as well as accelerated vesting of any outstanding restricted stock units.

In connection with Mr. Wagner’s appointment as Chief Operating Officer, on January 12, 2023, the Company and Mr. Wagner have entered into an Employment Agreement effective as of January 1, 2023 (the “Employment Agreement” and, together with the Transition Agreement, the “Agreements”) pursuant to which Mr. Wagner has agreed to serve as the Chief Operating Officer of the Company for an initial term that commenced on January 1, 2023 and ending on December 31, 2025.

Under the terms of the Employment Agreement, Mr. Wagner will receive an annual base salary of $300,000, incentive compensation equal to (a) 0.15% of the consolidated adjusted EBITDA of CWGS Enterprises, LLC , payable in monthly draws based on estimated consolidated adjusted EBITDA for the applicable calendar year, subject to adjustment based on actual adjusted EBITDA performance, as well as (b) an annual performance-based cash bonus with a target bonus opportunity of $500,000, based upon the attainment of certain performance goals.

If Mr. Wagner’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or by Mr. Wagner for a material default of the Employment Agreement by the Company, then, subject to his timely execution and non-revocation of the Company’s standard form of release of claims agreement, Mr. Wagner will be entitled to severance benefits equal to: (i) any earned but as yet-unpaid incentive compensation and annual bonus with respect to the year prior to the year in which such termination occurs, (ii) incentive compensation which shall be equal to (a) the consolidated adjusted EBITDA for the twelve month period ending on the last day of the calendar month preceding the date of termination times the applicable percentage, and (b) his annual target bonus for the year in which such termination occurs, in each case prorated based on the number of days Mr. Wagner was employed during such year, payable within 90 days following such termination, (iii) an amount equal to the sum of (a) twelve months of his then-current annual base salary, (b) his incentive compensation for one year, which shall be equal to the consolidated adjusted EBITDA for the twelve month period ending on the last day of the calendar month immediately preceding the date of termination multiplied by the applicable percentage, and (c) his target annual bonus for the year in which such termination occurs, payable during the twelve-month period following such termination at the same times and in the same manner as his annual base salary had been paid prior to such termination and (iv) continued health benefits for him and any covered dependents for the eighteen-month period following such termination.

Pursuant to the Employment Agreement, Mr. Wagner is also subject to customary confidentiality and assignment of inventions obligations and has agreed to refrain from (i) engaging in competition with the Company while employed and during the 18-month period following his termination of employment for any reason other than due to a material default of the Employment Agreement by the Company or (ii) soliciting employees, consultants, advisors or agents of the Company or any of its affiliates while employed and for a period of 12 months following his termination of employment for any reason.

In the event a change in control (as defined in the Company’s 2016 Incentive Award Plan, as amended from time to time) occurs, any payments or benefits under the Employment Agreement will also be subject a Section 280G of the Internal Revenue Code of 1986, as amended, “cutback” such that payments or benefits that Mr. Wagner receives in connection with such change in control will be reduced to the extent that such reduction would result in a greater after-tax net amount for Mr. Wagner.

In addition, on January 12, 2023, in connection with his promotion the Company’s Compensation Committee granted to Mr. Wagner an award of 75,000 restricted stock units (“RSUs”) under the Company’s 2016 Incentive Award Plan that will vest in five equal annual installments on each of the first five anniversaries of February 15, 2023, subject to the executive’s continued employment through the applicable vesting dates.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement and the Employment Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Transition Agreement, effective as of January 1, 2023, between CWGS Enterprises, LLC and Tamara Ward.

10.2	Employment Agreement, effective as of January 1, 2023 between Camping World Holdings, Inc., CWGS Enterprises, LLC and Matthew Wagner.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Brent L. Moody
Name:	Brent L. Moody
Title:	President

Date: January 13, 2023